Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 12, 2014, except as to the last paragraph of Note 2, as to which the date is December 8, 2014, in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-200293) and related Prospectus of Juno Therapeutics, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Seattle, Washington

December 15, 2014